EXHIBIT 32.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of FuelNation, Inc. (the "Company") on Form 10QSB for the quarter ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Chris R. Salmonson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of, and for the periods covered in the report.

                                FUELNATION, INC.
                                     (Registrant)

                              Dated: April 06, 2005

                         /s/ CHRIS R SALMONSON
                         -------------------------------------
                         Name: CHRIS R SALMONSON
                         Title:   President